SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2003

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On December 23, 2003 NRG Energy, Inc. (NRG), which consummated its Chapter 11 Plan of Reorganization on December 5, 2003, announced that it has closed a $2.7 billion financing that includes:

•	$1.25 billion of 8 percent second priority senior secured notes due 2013; and

•	a $1.45 billion credit facility that includes both a $1.2 billion senior secured term loan facility due 2010 and a $250 million revolving credit facility.

In accordance with the Chapter 11 Plans of Reorganization for NRG’s indirect, wholly-owned subsidiaries, NRG Northeast Generating LLC and NRG South Central Generating LLC, and their respective subsidiaries, the completion of these financing transactions allows the subsidiaries to consummate their respective Plans of Reorganization effective December 23, 2003. The subsidiaries’ Plans of Reorganization were approved by the U.S. Bankruptcy Court for the Southern District of New York on November 25, 2003.

The notes are not registered under the Securities Act of 1933, or any state securities laws. Therefore, the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This Form 8-K is neither an offer to sell nor a solicitation of any offer to buy the notes.

Item 7. Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 23, 2003.

Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the future success of NRG. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause the results to differ materially from those contemplated in the forward-looking statements include, among others, hazards customary in the power industry, increasing competition in the wholesale power market, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to borrow additional funds and access capital markets, our substantial indebtedness and the possibility that we may incur additional indebtedness and our ability to generate sufficient cash flow to make interest payments on this financing.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By /s/ Scott J. Davido Scott J. Davido Senior Vice President and General Counsel

Dated: December 23, 2003